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                                                                    EXHIBIT 15.2

                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

November 15, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Commissioners:

We are aware that our report dated November 3, 1999 on our review of interim financial information of ICN Pharmaceuticals, Inc. (the "Company") as of and for the three month and nine month periods ended September 30, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (File Nos. 33-56971 and 333-81383), Form S-4 (File No. 333-63721) and on Form S-3 (File
Nos. 333-10661 and 333-49665).

Very truly yours,

/S/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Newport Beach, California